EXHIBIT 2
                      SUBSCRIPTION AGREEMENT - ss. 74(2)(4)


THIS  AGREEMENT  MADE  EFFECTIVE  AS OF 2 MARCH  2000  (the  "Effective  Date").
BETWEEN:

                  YELLOWBUBBLE.COM, INC.;

                  (the "Company")
AND:

                  BLUE CAPITAL AG

                  (the "Purchaser")

WHEREAS:

A. Subject to fulfillment by the Company of certain conditions described in Appendix 1 attached hereto, the Purchaser wishes to subscribe for a total of 342,000 common shares of the Company (collectively, the "Securities"), in three separate stages (collectively, this "Subscription"), as follows:

         i) 102,600 common shares (the "Closing Subscription Shares"), immediately after acquisition by the Company of beneficial (but not registered or legal) title to all the issued and outstanding shares of Yellowbubble.com Holdings Limited (the "Acquisition") and achievement of the Closing Milestones defined in Appendix 1;

         ii) 102,600 common shares (the "First Post-Closing Subscription Shares") upon achievement of the First Post-Closing defined in Appendix 1; and

         iii)     136,800 common shares (the "Second  Post-Closing  Subscription
                  Shares")   upon   achievement   of  the  Second   Post-Closing
                  Milestones defined in Appendix 1;

B. It is the intention of the parties to this Agreement that this Subscription will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to this Subscription;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1.       Representations and Warranties of the Purchaser

         1.1. The Purchaser represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities rules, that:

         (a) the Purchaser is purchasing a sufficient number of Securities in each stage of this Subscription such that the aggregate acquisition cost to the Purchaser of such Securities is not less than $97,000, if the Purchaser is a resident of British
                  Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the Purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia, and the Purchaser is:

                  (i) purchasing such Securities as principal for its own account and not for the benefit of any other person; or

                  (ii) deemed to be acting as principal by virtue of it being:

                           A. a trust company or insurer which is authorized to carry on business in B.C. under the Financial Institutions Act (British Columbia) and which is acting as agent or trustee for accounts that are fully managed by it within the meaning of ss. 74(1)(a) of the Securities Act (British Columbia Act (the "Act") and NIN #97/11 issued by the B.C. Securities Commission (the "Commission"); or

                           B. a portfolio manager within the meaning of ss.1(1) of the Act which is carrying on business in B.C. and which is registered or exempt from registration under the Act and which is acting as agent for accounts that are fully managed by it within the meaning of ss.74(1)(b) of the Act and NIN #97/11; or

                           C.       a  trust   company,   insurer  or  portfolio
                                    manager within the meaning of BOR #97/4 issued by the Commission which is acting, in the case of a trust company or insurer, as agent or trustee or, in the case of a portfolio manager, as agent, for accounts that are fully managed by it within the meaning of BOR #97/4 and NIN 97/11;

                           and the Purchaser is also deemed to be acting as principal under the analogous provisions of any other Securities Rules having application;

         (b) the Purchaser has not been formed, created, established or incorporated for the purpose of permitting the purchase of the Securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost for such Securities is less than $97,000, if the beneficial purchaser is a resident of British Columbia, Alberta, Manitoba, New Brunswick, Prince Edward Island, Newfoundland or an International Jurisdiction, or $150,000 if the beneficial purchaser is a resident of Saskatchewan, Ontario, Quebec or Nova Scotia;

         (c) the Purchaser is resident of an "International Jurisdiction" (which means a country other than Canada or the United States) and the Purchaser further represents and warrants that:

                  (i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the International Jurisdiction which would apply to this Subscription, if there are any;

                  (ii) the Purchaser is purchasing the Securities pursuant to Exemptions under the Securities Rules of that
                           International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Securities under the applicable Securities Rules of the International Jurisdiction without the need to rely on Exemptions; and

                  (iii) the applicable Securities Rules do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

                  the Purchaser will, if required by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Company, acting reasonably;

         (d)      [intentionally left blank]

         (e) the Purchaser acknowledges that the Company is relying on the Exemptions in order to complete the trade and distribution of the Securities and the Purchaser is aware of the criteria of the Exemptions to be met by the Purchaser, and the Purchaser meets those criteria;

         (f) the Purchaser acknowledges that because this Subscription is being made pursuant to the Exemptions:

                  (i)      the Purchaser is restricted from using certain of the
                           civil   remedies   available   under  the  applicable
                           Securities Rules;

                  (ii) the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under the applicable Securities Rules if the Exemptions were not being used;

                  (iii) the Company is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

                  (iv) no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Securities;

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

                  (v) there is no government or other insurance covering the Securities;

                  (vi) there are no risks associated with the purchase of the Securities; and

                  (vii) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities.

         (g) the Securities are not being subscribed for by the Purchaser as a result of any material information about that Company's affairs that has not been publicly disclosed;

         (h) the offer and sale of these Securities was not accompanied by an advertisement and the Purchaser was not induced to purchase these Securities as a result of any advertisement made by the Company;

         (i) if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the
                  Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser, any constating documents of the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound;

         (j) the Purchaser is not, and was not at any time that it purchased the Securities or received an offer to purchase the Securities pursuant to this subscription, a "U.S. Person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person, and any partnership or corporation organized or incorporated under the laws of the United States;

         (k) the Purchaser did not receive any term sheet, subscription form or other offering materials in connection with this subscription in the United States, and did not execute or deliver any such subscription form or other materials in the United States;

         (l) no offers of Securities were made by any person to the Purchaser while the Purchaser was in the United States; and

         (m)      the  Purchaser  is  not  acquiring  Securities,   directly  or
                  indirectly, for the account or benefit of a U.S. Person or a person in the United States.

         1.2. The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

         (a) the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Nevada;

         (b) the Company is not a reporting issuer in British Columbia and any Securities issued to the Purchaser will be subject to an indefinite hold period in British Columbia unless an exemption from the registration and prospectus requirements of the Securities Act is available. Such an exemption may not be available;

         (c) the Company's subsidiaries (the "Subsidiaries"), if any, are valid and subsisting corporations and in good standing under the laws of the jurisdictions in which they were incorporated;

         (d) the common shares of the Company are eligible for quotation on the N.A.S.D. OTC Bulletin Board ("OTC");

         (e) upon their issuance, the Shares (as defined below) will be validly issued and outstanding fully paid and non-assessable common shares of the Company registered as directed by the Purchaser, free and clear of all trade restrictions (except as may be imposed by operation of the applicable Securities Rules) and, except as may be created by the Purchaser, liens, charges or encumbrances of any kind whatsoever;
         (f) the Company and its Subsidiaries, if any, hold all licenses and permits that are required for carrying on their business in the manner in which such business has been carried on and the Company and its Subsidiaries, if any, have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business;

         (g) all prospectuses, exchange offering prospectuses, offering memorandums, filing statements, information circulars, material change reports, shareholder communications, press releases and other disclosure documents of the Company including, but not limited to, financial statements, contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

         (h) to the best of its knowledge, and except as publicly disclosed, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Company or its Subsidiaries, if any, at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of the Company's knowledge, there is no basis therefor;

         (i) the Company has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

         (j) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound.

2.       Subscriptions

         2.1. The Purchaser hereby subscribes US$1,500,525 (the "Closing Subscription Funds") for and agrees to take up 102,600 common shares of the Company at a price of U.S. $14.625 per share.

         2.2. On the Effective Date, the Purchaser shall deliver the Closing Subscription Funds for the Closing Subscription Shares in the form of a solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to "Watson, Farley & Williams in Trust" as the solicitors for and on behalf of the Company. Upon receipt of the Closing Subscription Funds, completion of the Acquisition and receipt of written notice from Mr. Iain MacPherson confirming that the Closing Milestones have been met, the Company will immediately proceed to issue share certificates representing the Closing Subscription Shares, and the Company will be entitled to use the Closing Subscription Funds immediately upon the issuance of those certificates. The Purchaser hereby confirms that upon the Company advising Watson, Farley & Williams that it is holding such certificates for immediate delivery to the Purchaser, Watson, Farley & Williams is hereby irrevocably authorized and directed to release and deliver the Closing Subscription Funds, together with any accrued interest thereon, to the Company or for use as directed by the Company without prior notice to, consent of or action by the Purchaser and that Watson, Farley & Williams can rely on this irrevocable direction as if it were a party to this Agreement.

         2.3. The Purchaser hereby subscribes US$1,500,525 (the "First Post-Closing Subscription Funds") for and agrees to take up 102,600 common shares of the Company (the "First Post-Closing Subscription Shares") at a price of U.S. $14.625 per share.

         2.4. On the date of completion of the Acquisition (the "Closing Date"), the Purchaser shall deliver the First Post-Closing Subscription Funds for the First Post-Closing Subscription Shares in the form of a solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to "Watson Farley & Williams In Trust" as the solicitors for and on behalf of the Company. Provided that the First Post-Closing Subscription Funds have been so delivered and within 120 days after the Closing Date the Company receives written notice from Mr. Iain MacPherson confirming that the First Post-Closing Milestones have been met, the Company will immediately upon receipt of that notice proceed to issue share certificates representing the First Post-Closing Subscription Shares, and the Company will be entitled to use the First Post-Closing Subscription Funds immediately upon the issuance of those certificates. The Purchaser hereby confirms that upon the Company advising Watson, Farley & Williams that it is holding such certificates for immediate delivery to the Purchaser, Watson, Farley & Williams is hereby irrevocably authorized and directed to release and deliver the First Post-Closing Subscription Funds, together with any accrued interest thereon, to the Company or for use as directed by the Company without prior notice to, consent of or action by the Purchaser and that Watson, Farley & Williams can rely on this irrevocable direction as if it were a party to this Agreement. If within 120 days after the Closing Date the Company does not receive from Mr. Iain MacPherson written notice that the First Post-Closing Milestones have been met, then at the option of the Purchaser the First Post-Closing Subscription Funds shall be returned to the Purchaser and the Purchaser's subscription for the First Post-Closing Subscription Shares shall be cancelled.

         2.5. The Purchaser hereby subscribes US$2,000,700 (the "Second Post-Closing Subscription Funds") for and agrees to take up 136,800 common shares of the Company (the "Second Post-Closing Subscription Shares") at a price of U.S. $14.625 per share.

         2.6. Upon issuance of the First Post-Closing Subscription Shares, the Purchaser shall deliver the Second Post-Closing Subscription Funds for the Second Post-Closing Subscription Shares in the form of a solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to "Watson, Farley & Williams In Trust" as the solicitors for and on behalf of the Company. Provided that the Second Post-Closing Subscription Funds have been so delivered and within 120 days after the Closing Date the Company receives written notice from Mr. Iain MacPherson confirming that the Second Post-Closing Milestones have been met, the Company will immediately upon receipt of that notice proceed to issue share certificates representing the Second Post-Closing Subscription Shares, and the Company will be entitled to use the Second Post-Closing Subscription Funds immediately upon the issuance of those certificates. The Purchaser hereby confirms that upon the Company advising Watson, Farley & Williams that it is holding such certificates for immediate delivery to the Purchaser, Watson, Farley & Williams is hereby irrevocably authorized and directed to release and deliver the Second Post-Closing Subscription Funds, together with any accrued interest thereon, to the Company or for use as directed by the Company without prior notice to, consent of or action by the Purchaser and that Watson, Farley & Williams can rely on this irrevocable direction as if it were a party to this Agreement. If within 120 days after the Closing Date the Company does not receive from Mr. Iain MacPherson written notice that both the First Post-Closing Milestones and the Second Post-Closing Milestones have been met, then at the option of the Purchaser the Second Post-Closing Subscription Funds shall be returned to the Purchaser and the Purchaser's subscription for the Second Post-Closing Subscription Shares shall be cancelled.

3.       Covenants, Agreements and Acknowledgments

         3.1. The Purchaser covenants and agrees with the Company to hold and not sell, transfer or in any manner dispose of the Securities unless the sale, transfer or disposition is made in accordance with all applicable Securities Rules.

         3.2. The Purchaser acknowledges and agrees that the Securities will be subject to such trade restrictions as may be imposed by operation of the applicable Securities Rules, and the share certificates representing the Securities will bear such legends as may be required by the applicable Securities Rules. The Purchaser further acknowledges and agrees that it is the Purchaser's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Company offers o advice as to those trade restrictions.

         3.3.     The Purchaser acknowledges that:

         (a) the Securities have not been registered under the U.S. Securities Act and are "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act and may only be resold in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration. The Purchaser understands that the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

         (b) hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act;

         (c) there may be material tax consequences to the Purchaser of an acquisition or disposition of Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser's acquisition or disposition of such securities;

         (d) the certificates evidencing the Securities issued in this subscription will bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE OFFERED FOR SALE, SOLD

                  OR OTHERWISE  TRANSFERRED OR ASSIGNED ONLY (i) TO THE COMPANY;
                  (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED, PRIOR TO ANY SUCH SALE,
                  TRANSFER OR ASSIGNMENT, THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."; and

         (e) the Company is required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration.

         3.4. The Company covenants and agrees with the Purchaser to file the documents necessary to be filed under the applicable Securities Rules, including Forms 20 (or the forms equivalent thereto), within the required time.

4.       [Intentionally left blank]

5.       [Intentionally left blank]

6.       General

         6.1.     For the purposes of this Agreement, time is of the essence.

         6.2. The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

         6.3. This Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

         6.4.     This Agreement may not be assigned by either party hereto.

         6.5. This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.

  YELLOWBUBBLE.COM, INC.

  Per:
      ---------------------------
         Authorized Signatory



TO BE COMPLETED BY THE PURCHASER:
--------------------------------


A. Name and Address (Note: Cannot be a U.S. Address). The name and address (to establish the Purchaser's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the purchaser (the "Purchaser") is as follows:

                                      BLUE CAPITAL COMPANY LIMITED
                                      ------------------------------------------
                                      Name

                                      Stadtle 35
                                      ------------------------------------------
                                      Street Address

                                      9490 Vaduz
                                      ------------------------------------------
                                      City and Province

                                      LIECHTENSTEIN
                                      ------------------------------------------
                                      Country                    Postal Code


B. Registration Instructions (Note: Cannot be a U.S. Address). The name and address of the person is whose name the Purchaser's Securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):

                                                         N/A
                                      ------------------------------------------
                                      Name

                                                         N/A
                                      ------------------------------------------
                                      Street Address

                                                         N/A
                                      ------------------------------------------
                                      City and Province

                                                          N/A
                                      ------------------------------------------
                                      Country                    Postal Code


C. Delivery Instructions: (Note: Cannot be a U.S. Address). The name and address of the person whom the certificates representing the Purchaser's Securities referred to in paragraph A above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph A above, then insert "N/A"):


                                                         N/A
                                      ------------------------------------------
                                      Name

                                                         N/A
                                      ------------------------------------------
                                      Street Address

                                                         N/A
                                      ------------------------------------------
                                      City and Province

                                                          N/A
                                      ------------------------------------------
                                      Country                    Postal Code


TO BE COMPLETED AND SIGNED BY THE PURCHASER:
-------------------------------------------

      BLUE CAPITAL  COMPANY  LIMITED
-------------------------------------------
Name of the  "Purchaser"  - use the name inserted in paragraph A above.

Per:

         Karlheinz Buchel
         ------------------------------
         Signature of Purchaser
         Member of the board
         ------------------------------
         Title (if applicable)

                                   APPENDIX I
                                   MILESTONES


1.                Closing Milestones:

         (i) The yellowbubble.com Website to be up and functional by 30 January 2000.
         (ii) Undertaking by yellowbubble.com to register 50 "Founder Executives" (i.e., key Executives to drive the terrestrial marketing programme) within 60 days of Closing of Agreement.
         (iii) Undertaking by yellowbubble.com to register at least 50,000 Members onto its website within 60 days of Closing of the Agreement.
         (iv) Schedule of yellowbubble.com's pre-start Assets and Operational Costs incurred as at 3 February 2000 to be completed.

2.                First Post-Closing Milestones:

         (i)      50 Founder Executives to be registered.
         (ii)     At least 50,000 Members to be registered.
         (iii) Completion of the Marketing Plan for both on-line (surfing Members) and off-line (terrestrial Members).
         (iv) Completion of the Marketing Budget, identifying all areas of promotional activity and costs.
         (v) Confirmation that the following have been secured: - Hire of PR Agency/Consultancy - Hire of Advertising Agency/Consultancy
                  - Hire of Investor Relations Agency or media Consultant - Serviced offices for the main operations of yellowbubble.com - Phase I team structure in place (substantially as per attached Outline Document).

3.                Second Post-Closing Milestones

         (i) Completion of 2-year Business Plan, for use as a management tool including full budget projections, which will include a final Marketing Plan incorporating both on-line and off-line methodologies.
         (ii) Commissioning of a consumer research programme in relation to brand awareness of the yellowbubble.com brand.
         (iii) 250 Executive Members to be registered (in total). (iv) 100,000 Members to be registered (in total).
         (v) Personnel for Phase II team structure (substantially as per attached Phase II Outline Document) to be identified, with a view to recruiting such personnel as soon as possible, subject to operational requirements and funding.